UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2011

Caesars Entertainment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

702-407-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As described in Item 5.02 and 8.01 below, on July 8, 2011, the Human Resources Committee of the Board of Directors (the “Committee”) of Caesars Entertainment Corporation (the “Company’) approved amendments to the Company’s Management Equity Incentive Plan (as amended and restated, the “Plan”) and to outstanding stock options which were granted pursuant to the Plan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2011, the Committee of the Company approved amendments to the Plan and to outstanding stock options which were granted pursuant to the Plan. A copy of the Plan is attached.

As a result of the amendments, “Performance-Based Options” (as defined in the Plan) will vest and become exercisable upon attainment by the “Majority Stockholder” of an “MoM” (as such terms are defined in the Plan) of at least 2.0 (rather than 2.5, which applied prior to the amendments), and if the Majority Stockholder realizes an MoM of less than 2.0 but equal to or greater than 1.75, a pro rata portion of such Performance Based Options will vest based on straight line interpolation (collectively, the “Vesting Adjustment”).

The exercise price of outstanding 1.5X Performance Options (as defined in the Plan) was reduced to $35 per share , which is at least equal to the fair market value of the Shares (as defined in the Plan). All outstanding 2.5X Performance Options (as defined in the Plan) were amended to reflect the Vesting Adjustment (for the avoidance of doubt, the exercise price for the outstanding 2.5X Performance Options was not reduced to $35 per share). Additionally, the exercise price for all outstanding Time-Based Options (as defined in the Plan) was reduced to $35 per share, provided that such reduced exercise price will be phased in between a four to seven year period, depending on grant date, as set forth in each individual award agreement. Prior to such phase in, any vested options may still be exercised at the original exercise price, subject to the terms of the Plan.

The foregoing is only a summary of certain terms of the Plan, which is qualified in its entirety by the Plan.

Item 8.01.	Other Events

See items 1.01 and 5.02 above, which is also applicable for employees that are not named executive officers or directors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Caesars Entertainment Corporation Management Equity Incentive Plan, as amended and restated on July 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caesars Entertainment Corporation

By	/s/ Michael D. Cohen
Name: Michael D. Cohen
Title: Vice President, Associate General Counsel and Corporate Secretary

Date:    July 12, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Caesars Entertainment Corporation Management Equity Incentive Plan, as amended and restated on July 8, 2011